EXHIBIT 99.1
HOLLYWOOD MEDIA CORP. ANNOUNCES
FIRST QUARTER 2007 RESULTS
First Quarter Revenues Up 25.9% to $28.4 Million
Broadway Ticketing Deferred Revenue up 20.0 % as of March 31, 2007
(Boca Raton, FL — May 10, 2007) — Hollywood Media Corp. (NasdaqGM: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, today announced financial results for the first quarter ended March 31, 2007.
FIRST QUARTER 2007 FINANCIAL RESULTS
As previously reported, Hollywood Media’s Baseline StudioSystems business unit was sold to The New York Times Company in August 2006. For purposes of the financial results presented in this press release in accordance with GAAP, the operating results of Baseline StudioSystems for the first quarter of 2006 are reported as discontinued operations and excluded from Hollywood Media’s net revenues and results of continuing operations for that period. This presentation provides more meaningful year-to-year comparisons of Hollywood Media’s continuing operations.
Hollywood Media’s net revenues for the three months ended March 31, 2007 increased 25.9 percent to $28.4 million compared to $22.5 million for the first quarter of 2006.
EBITDA (Modified)* for the first quarter of 2007 was a loss of $2.4 million, as compared to a loss of $1.8 million for the first quarter of 2006 (excluding the operating results of the discontinued Baseline StudioSystems operations). The EBITDA loss increase in the first quarter of 2007 as compared to the first quarter of 2006 was due in part to several transitional and other factors including: a full quarter of operating loss at the developing U.K. based Theatre.com ticketing business launched in February 2006; redundant group ticketing operating expenses until the Company completes the integration of the Showtix business, expected in the third quarter of 2007; temporary redundant lease expense while we move our New York offices; and the expansion of the ad sales department discussed in segment highlights below.
The loss from continuing operations for the first quarter of 2007 increased by 2.5 percent to $3.1 million, compared to a $3.0 million loss from continuing operations in the first quarter of 2006.
Net loss for the first quarter of 2007 was $3.1 million, or a loss of $0.09 per basic and diluted share. Net loss for the first quarter of 2006 was $2.7 million, or $0.08 per basic and diluted share. Net loss for the first quarter of 2006 included $0.3 million of income from Baseline StudioSystems, which represents the re-classified activities for the period reported as discontinued operations.
The Company’s cash and cash equivalents on hand were $20.7 million at March 31, 2007, as compared to cash and cash equivalents of $27.4 million at December 31, 2006. This decrease was primarily attributable to payment of $2.6 million for the purchase of Showtix in February 2007, and the purchase

HOLLYWOOD MEDIA CORP. ANNOUNCES FIRST QUARTER 2007 RESULTS
during the first quarter of 2007 of an additional $2.5 million of live theater ticket inventory available for sale in future periods to satisfy increasing customer demand. The cash and cash equivalents balance at March 31, 2007 does not include a $2.8 million cash portion of the purchase price for Baseline StudioSystems, currently held in escrow and expected to be released to Hollywood Media in August 2007 under the terms of the sale.
“We generated solid first quarter revenue growth in what is typically our most seasonally slow period, driven by continued growth in our Broadway Ticketing division,” commented Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer. “The Broadway ticketing market remains robust, highlighted by strong sales volume and industry-wide ticket price increases, and we are well-positioned to capitalize on favorable market trends going forward. Deferred revenue for Broadway ticketing, an indicator of future Broadway ticketing revenues, stood at a healthy $26.9 million at March 31, 2007, a 20 percent increase over March 31, 2006. Although the first quarter of 2007 was impacted by strategic steps that hindered performance for the quarter, we expect improvements for the rest of the year.”
“In addition to investing in the long-term growth of our businesses, we also continue to actively consider strategic opportunities in conjunction with JPMorgan as our financial advisor. This process is ongoing, and we will provide updates accordingly.”
FIRST QUARTER 2007 BUSINESS REVIEW
During the first quarter of 2007, Broadway Ticketing revenue was $24.0 million, a 30.3 percent increase as compared to the first quarter of 2006. The increase in ticketing revenue was primarily attributable to ticket price increases by theaters, increased number of tickets sold, increased availability of tickets to top Broadway shows, and a full quarter of revenues totaling $1.5 million for Theatre.com in the first quarter of 2007.
As previously reported, the Company acquired the Broadway ticketing business of Showtix LLC in the first quarter of 2007, strengthening the Company’s position as a leading group ticket seller. The Company expects meaningful EBITDA contribution resulting from the acquired business beginning in the third quarter of 2007, and Showtix’s performance should improve going forward as we recognize current deferred revenues from tickets sold, coupled with ongoing integration of operations and eliminations of redundancies.
Although our U.K. based Theatre.com business, which launched in February 2006 has grown its revenues significantly, the operating loss for Theatre.com was $0.3 million in the first quarter of 2007, which is below management’s expectations. We are focused on this business and actively reviewing options for improving profitability.
EBITDA* for the Broadway Ticketing division in the first quarter of 2007 was $432,381, a decrease of $470,788 as compared to the first quarter of 2006. The Broadway Ticketing segment’s EBITDA in the first quarter of 2007 as compared to the first quarter of 2006 was negatively impacted by several transitional and other factors described above which increased expenses in the quarter in this segment by approximately $0.5 million.

HOLLYWOOD MEDIA CORP. ANNOUNCES FIRST QUARTER 2007 RESULTS
Deferred revenue related to Broadway Ticketing, a leading indicator of future Broadway Ticketing revenues, was $26.9 million as of March 31, 2007, up 20.0 percent compared to $22.4 million of deferred revenue as of March 31, 2006.
The Company’s Data Business segment (excluding the discontinued operations of Baseline StudioSystems) contributed revenue of $1.6 million during the first quarter of 2007, an increase of 8.1 percent from the prior-year period, primarily attributable to increased licensing agreements over the year-ago period. The Data Business EBITDA* declined by $66,307 from $650,797 in the first quarter of 2006 as compared to $584,490 in the first quarter of 2007. The Data Business results for the first quarter of 2007 were impacted by accrued compensation expense of $96,880 relating to potential future performance-based stock compensation under an employment agreement with the senior manager of this segment, which agreement (and such accrual) was not in effect for the first quarter of 2006.
Revenues for the Ad Sales segment increased 5.8 percent from the prior-year period to $2.4 million in the first quarter of 2007. The Ad Sales segment includes Hollywood.com’s revenues from selling advertising on Hollywood.com, Broadway.com and MovieTickets.com, and CinemasOnline’s revenues from selling advertising on theatre Web sites and plasma screens in the U.K. Hollywood.com receives commissions on the ads it sells on MovieTickets.com. For the first quarter of 2007, the growth in Ad Sales revenue was primarily from Hollywood.com’s revenue increase of approximately 14.5 percent over the first quarter of 2006. The Ad Sales segment continues to build its ad sales force ahead of the busy summer movie season.
EBITDA* for the Ad Sales segment was a loss of $339,151 in the first quarter of 2007, an increase in loss of $195,954 as compared to the first quarter of 2006. EBITDA for the quarter was impacted by costs of expansion of the segment’s sales force, as it takes time for new sales personnel to contribute meaningfully to segment performance.
Hollywood.com Television (“HTV”), the Company’s free Video-on-Demand cable TV network, generated $78,175 in revenue for the first quarter of 2007, compared to $58,299 in the first quarter of 2006. Growth in HTV’s revenue is expected to continue during 2007 as ad sell-through and viewer usage increases as anticipated.
MovieTickets.com, in which Hollywood Media owns a 26.2 percent equity interest, reported in a recent press release that on Friday, May 4, Spider-Man 3™ broke MovieTickets.com’s single day ticket sales record.
SELECT SEGMENT HIGHLIGHTS
The following tables provide revenue, EBITDA* and net income data for our three highest revenue generating segments: Broadway Ticketing, Data Business and Ad Sales. The tables below should be reviewed in conjunction with (i) the “Note on EBITDA” in this press release below and (ii) the attached financial tables which include EBITDA results for all of our reportable segments, with reconciliations to the GAAP results reflected in Hollywood Media’s consolidated income statements. The segment results for our operating divisions do not include expenses in our “Other” segment comprised mainly of specified corporate and public company expenses.

HOLLYWOOD MEDIA CORP. ANNOUNCES FIRST QUARTER 2007 RESULTS
Quarter Ended March 31 (“Q1”)
Net Revenue

	Q1 2007	Q1 2006	% Change
Broadway Ticketing	$24,033,943	$18,445,655	30.3%
Data Business	$1,648,721	$1,525,438	8.1%
Ad Sales	$2,413,065	$2,280,873	5.8%
EBITDA*

	Q1 2007	Q1 2006	% Change
Broadway Ticketing (a)	$432,381	$903,169	-52.1%
Data Business (b)	$584,490	$650,797	-10.2%
Ad Sales	$(339,151)	$(143,197)	-136.8%
Net Income (Loss)

	Q1 2007	Q1 2006	% Change
Broadway Ticketing (a)	$380,384	$845,245	-55.0%
Data Business (b)	$510,777	$606,843	-15.8%
Ad Sales	$(573,612)	$(442,527)	-29.6%

(a)	The Broadway Ticketing segment’s EBITDA and Net Income in the first quarter of 2007 as compared to the first quarter of 2006 was negatively impacted by approximately $0.5 million in increased operating expenses due to several transitional and other factors including: a full quarter of operating loss at the developing U.K. based Theatre.com ticketing business launched in February 2006; redundant group ticketing operating expenses until the Company completes the integration of the Showtix business, expected in the third quarter of 2007; temporary redundant lease expense while we move our New York offices; and the expansion of the ad sales department.

(b)	Data Business results include accrued stock compensation of $96,880 for the three months ended March 31, 2007, relating to potential future performance-based compensation under an employment agreement with the senior manager of this segment, which agreement (and such accrual) was not in effect for the first quarter of 2006. The EBITDA presented for the Data Business is “EBITDA (Modified)” which excludes the sold Baseline StudioSystems business for the first quarter of 2006.
TELECONFERENCE INFORMATION
Management will host a teleconference to discuss Hollywood Media’s 2007 first quarter financial results on Thursday, May 10, 2007 at 4:30 p.m. Eastern Time. To access the teleconference, please dial 800-418-6860 (U.S.) or 973-935-8756 (international) approximately five minutes prior to the start of the call. The reference passcode for the call is 8763555. The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s Web site, located at http://www.hollywood.com/about_us/. Following prepared remarks, management will take questions from the audience via phone and e-mail. To ask a question via e-mail, please send your questions to questions@exec.hollywood.com in advance of, or during, the live call.
If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through May 17, 2007 and can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), passcode 8763555. An archived version of the webcast will also be available on the investor relations portion of Hollywood Media’s Web site.

HOLLYWOOD MEDIA CORP. ANNOUNCES FIRST QUARTER 2007 RESULTS
About Hollywood Media Corp.
Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. Hollywood Media’s businesses include: its Data Business division including CinemaSource, EventSource, and ExhibitorAds; its Broadway Ticketing division including Broadway.com, 1-800-Broadway, Theatre Direct International, and London-based Theatre.com; and its Ad Sales division including Hollywood.com and the U.K.-based CinemasOnline. Other Hollywood Media businesses include Hollywood.com Television, a free VOD cable TV network, and Hollywood Media’s minority interest in MovieTickets.com.
*Note on EBITDA
EBITDA is a non-GAAP financial measure, defined as net income before interest, taxes, depreciation and amortization. EBITDA (Modified) is defined as loss from continuing operations before interest, taxes, depreciation and amortization on continuing operations. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on Hollywood Media’s debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally. Hollywood Media has provided a reconciliation of net income to EBITDA in the attached tables.
Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other media, data and internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2006. Such forward-looking statements speak only as of the date on which they are made.
Attached are the following financial tables:
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION
Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@boca.hollywood.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$20,681,951	$27,448,649
Receivables, net	3,686,132	4,161,240
Inventories held for sale	5,879,860	3,374,127
Deferred ticket costs	21,201,855	15,273,324
Prepaid expenses	2,608,026	2,453,424
Other receivables	3,160,997	2,603,416
Other current assets	2,984,339	3,031,344
Restricted cash	—	90,000

Total current assets	60,203,160	58,435,524

PROPERTY AND EQUIPMENT, net	2,137,336	2,052,679
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	282,886	282,714
INTANGIBLE ASSETS, net	1,823,673	1,918,369
GOODWILL	39,566,913	37,208,470
OTHER ASSETS	175,341	111,848

TOTAL ASSETS	$104,189,309	$100,009,604

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,932,206	$3,237,844
Accrued expenses and other	5,917,182	6,768,578
Deferred revenue	30,031,454	23,834,217
Customer deposits	1,908,246	1,775,713
Current portion of capital lease obligations	59,963	63,411
Senior unsecured notes, net	6,733,382	6,375,399

Total current liabilities	48,582,433	42,055,162

DEFERRED REVENUE	536,263	662,993
CAPITAL LEASE OBLIGATIONS, less current portion	74,376	43,542
MINORITY INTEREST	38,822	62,040
OTHER DEFERRED LIABILITY	140,036	62,986
DERIVATIVE LIABILITY	—	1,423,464

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 33,614,555 and 33,476,530 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	336,146	334,765
Additional paid-in capital	314,115,069	311,210,796
Accumulated deficit	(259,633,836)	(255,846,144)

Total shareholders’ equity	54,817,379	55,699,417

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$104,189,309	$100,009,604

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	THREE MONTHS ENDED
	MARCH 31,
	2007	2006
NET REVENUES
Ticketing	$24,033,943	$18,445,655
Other	4,336,414	4,097,120

	28,370,357	22,542,775

OPERATING EXPENSES:
Cost of revenues — ticketing	20,211,876	14,746,953
Editorial, production, development and technology (exclusive of depreciation and amortization shown separately below)	1,955,785	1,685,084
Selling, general and administrative	4,266,354	3,997,903
Payroll and benefits	4,328,773	3,708,771
Depreciation and amortization	476,199	513,668

Total operating costs and expenses	31,238,987	24,652,379

Loss from operations	(2,868,630)	(2,109,604)

EQUITY IN EARNINGS OF UNCONSOLIDATED INVESTEES	204	1,705

OTHER INCOME (EXPENSE):
Interest, net	(181,671)	(624,266)
Change in derivative liability	—	(240,000)
Other, net	(20,010)	(25,168)

Loss from continuing operations before minority interest	(3,070,107)	(2,997,333)

MINORITY INTEREST IN LOSSES OF SUBSIDIARIES	9,988	11,890

Loss from continuing operations	(3,060,119)	(2,985,443)

Income from discontinued operations	—	283,271

Net loss	$(3,060,119)	$(2,702,172)

Basic and diluted income (loss) per common share
Continuing operations	$(0.09)	$(0.09)
Discontinued operations	—	0.01

Total basic and diluted net loss per share	$(0.09)	$(0.08)

Weighted average common and common equivalent shares outstanding — basic and diluted	33,257,107	32,323,946

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation
For the Three Months Ended March 31, 2007
(unaudited)

	Broadway	Data		Intellectual
	Ticketing (1)	Business (2)	Ad Sales	Properties	Cable TV	Other (3)	Total
Net Revenues	$24,033,943	$1,648,721	$2,413,065	$196,453	$78,175	$—	$28,370,357

Operating Income (Loss)	388,921	532,995	(582,494)	(22,715)	(134,357)	(3,050,980)	(2,868,630)

Net Income (Loss) from continuing operations	380,384	510,777	(573,612)	(10,192)	(134,357)	(3,233,119)	(3,060,119)

Add back (Income) Expense:
Interest, net	(12,028)	346	(82)	(2,331)	—	195,766	181,671
Taxes	—	26,489	(6,434)	—	—	735	20,790
Depreciation and Amortization	64,025	46,878	240,977	—	3,015	121,304	476,199

EBITDA Income (Loss) from continuing operations	$432,381	$584,490	$(339,151)	$(12,523)	$(131,342)	$(2,915,314)	$(2,381,459)

For the Three Months Ended March 31, 2006
(unaudited)

	Broadway	Data		Intellectual
	Ticketing (1)	Business (2)	Ad Sales	Properties	Cable TV	Other (3)	Total
Net Revenues	$18,445,655	$1,525,438	$2,280,873	$285,809	$5,000	$—	$22,542,775

Operating Income (Loss)	835,859	607,188	(418,742)	24,488	(154,062)	(3,004,335)	(2,109,604)

Net Income (Loss) from continuing operations	845,245	606,843	(442,527)	40,372	(154,062)	(3,881,314)	(2,985,443)

Add back (Income) Expense:
Interest	(10,942)	95	—	(2,289)	—	637,402	624,266
Taxes	—	250	16,497	—	—	—	16,747
Depreciation and Amortization	68,866	43,609	282,833	—	3,409	114,951	513,668

EBITDA Income (Loss) from continuing operations	$903,169	$650,797	$(143,197)	$38,083	$(150,653)	$(3,128,961)	$(1,830,762)

(1)	The Broadway Ticketing segment’s EBITDA and Net Income in the first quarter of 2007 as compared to the first quarter of 2006 was negatively impacted by approximately $0.5 million in increased operating expenses due to several transitional and other factors including: a full quarter of operating loss at the developing U.K. based Theatre.com ticketing business launched in February 2006; redundant group ticketing operating expenses until the Company completes the integration of the Showtix business, expected in the third quarter of 2007; temporary redundant lease expense while we move our New York offices; and the expansion of the ad sales department.

(2)	Data Business results include accrued stock compensation of $96,880 for the three months ended March 31, 2007, relating to potential future performance-based compensation under an employment agreement with the senior manager of this segment, which agreement (and such accrual) was not in effect for the first quarter of 2006. The EBITDA presented for the Data Business is “EBITDA (Modified)” which excludes the sold Baseline StudioSystems business for the first quarter of 2006.

(3)	The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.